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                               TABLE OF CONTENTS


1.       Definitions......................................................1
2.       Sublease and Description of the Premises.........................3
3.       Term.............................................................3
4.       Use..............................................................3
5.       Rent.............................................................4
6.       No Landlord Obligations..........................................6
7.       Holding Over.....................................................6
8.       End of Term......................................................7
9.       Assumption Agreement and Covenants...............................7
10.      Right of Entry...................................................8
11.      Alterations, Additions and Improvements..........................9
13.      Indemnity.......................................................10
14.      Environmental Covenant..........................................10
15.      Licenses and/or Permits.........................................11
16.      Notices.........................................................11
17.      Compliance with Law.............................................11
18.      Default.........................................................11
19.      General.........................................................14
20.      Committee Findings..............................................17
21.      Binding Arbitration.............................................17


EXHIBIT A         Description of the Premises............................20
EXHIBIT B         Description of the Subleased Premises..................21
EXHIBIT C         Square Footage Percentage Allocations..................22
EXHIBIT D         Tenant's Exclusive Parking Spaces......................23





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         SUBLEASE AGREEMENT (this "Agreement"), made as of this __ day of
September, 1997, between WIZCOM INTERNATIONAL, LTD., a Delaware corporation, having an office at 900 Old Country Road, Garden City, New York ("Landlord"), and AVIS RENT A CAR SYSTEM, INC., a Delaware corporation, having an office at 900 Old Country Road, Garden City, New York ("Tenant").


                              W I T N E S S E T H:

         WHEREAS, Landlord is the tenant under that certain Lease Agreement between OXY USA, Inc., as landlord, and Tenant, as tenant, dated October 24, 1990, as amended by letter dated March 6, 1992, and as assigned from Tenant to Landlord pursuant to Absolute Assignment and Assumption of Sublease dated October 17, 1996, for premises located at 4500 South 129th East Avenue, Tulsa Oklahoma (the "Prime Lease"); and

         WHEREAS, Tenant wishes to sublease from Landlord and Landlord wishes to sublease to Tenant a portion of the premises demised under the Prime Lease subject to the terms of this Sublease Agreement.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings.

         (a) Annual Operating Budget: Shall mean the annual operating budget determined by the Committee for the Premises based on estimated Operating Expenses.

         (b) Base Rent: As defined in paragraph 5(a) hereof.

         (c) Building Costs. Shall have the meaning prescribed for such term as set forth in the Prime Lease.

         (d) Committee: Shall mean a two person committee, consisting of one Landlord employee and one Tenant employee.



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         (e) Event of Default: As defined in paragraph 18(a) hereof.

         (f) Exterior Common Areas: Shall have the meaning prescribed for such term as set forth in the Prime Lease.

         (g) Master License Agreement: Shall mean the Master License Agreement dated as of July 30, 1997 among HFS Car Rental, Inc., Tenant and Wizard Co., Inc.

         (h) Premises: Shall mean the premises demised under the Prime Lease, which includes office space in two (2) buildings, as more particularly described on Exhibit A attached hereto and made a part hereof.

         (i) Prime Landlord: Shall mean the holder of the Landlord's interest in the Prime Lease.

         (j) Prime Lease: As defined in the recitals hereof.

         (k) Project Common Areas. Shall have the meaning prescribed for such term in the Prime Lease.

         (l) Operating Expenses: Shall mean with respect to any calendar year, any and all expenses actually incurred by the Landlord during such year, other than charges due to the Prime Landlord under the Prime Lease, which expenses are either (A) made pursuant to the approved Annual Operating Budget, (B) approved additional expenditures, including without limitation, (i) all capital and operating expenditures, (ii) the cost of supplies, utilities, maintenance, insurance, governmental fees and assessments, and real estate taxes, and (iii) all other operating expenses as are reasonably necessary for the proper and efficient operation of the Premises. Operating Expenses shall in no event include Building Costs.

         (m) Partial Year: Shall mean the period commencing on the date of this Agreement and ending on December 31, 1997.

         (n) Rent: Shall mean the sum, payable monthly from Tenant to Landlord, of the Base Rent and the Tenant Share of Operating Expenses.

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         (o) Subleased Premises: As defined in paragraph 2 hereof.

         (p) Tenant Share: As defined in paragraph 2(c) hereof.

         (q) Tenant Costs: Shall have the meaning prescribed for such term as set forth in the Prime Lease.

         (r) Term: As defined in paragraph 3 hereof.

         2. Sublease and Description of the Premises.

         (a) Landlord hereby subleases to Tenant, and Tenant hereby subleases from Landlord, on and subject to the terms, conditions and covenants hereinafter set forth, the portions of the Premises which have been cross-hatched on Exhibit B attached hereto (hereinafter called the "Subleased Premises").

         (b) Landlord hereby grants to Tenant the non-exclusive right of access to and use of the Project Common Areas and Exterior Common Areas which have not been designated for Landlord's exclusive use upon the same terms and conditions as Landlord is entitled to use the same under the Prime Lease. Notwithstanding the foregoing, Tenant shall have the exclusive use of ______ (______) parking spaces as designated on Exhibit D hereto, subject to and upon the same terms and conditions as Landlord is entitled to use same under the Prime Lease.

         (c) The following shall be known as the "Tenant Share": the square footage of the Subleased Premises expressed as a percentage of the sum of the total square footage of the Premises.

         3. Term. This Agreement shall expire upon the earlier to occur of (i) the expiration of the Prime Lease or (ii) the termination of the Master License Agreement.

         4. Use. Tenant shall use the Subleased Premises as general and executive offices and uses incidental thereto, and for no other purpose. Tenant will not do or suffer any waste, damage, disfigurement or injury to the Subleased Premises or any other part of

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the Premises, nor shall Tenant use or allow the Subleased Premises, or any other part of the Premises, to be used or occupied for any unlawful purpose or in any manner which violates the terms of any applicable law or any term of the Prime Lease.

         5. Rent. For and during the Term, Tenant shall pay monthly to Landlord, all Rent due and payable:

         (a) Tenant shall pay as base rent for the Subleased Premises ("Base Rent"), Tenant's pro rata percentage of the rent and all other payments or other amounts provided for in the Prime Lease due to the Prime Landlord, including but not limited to Tenant Costs, as determined according to the Tenant Share of the Subleased Premises. Notwithstanding the foregoing, Tenant shall pay one hundred percent (100%) of the $40,000 annual base rental component set forth in Section 5(c)(iv) of the Prime Lease. The parties agree that Building Costs which are directly attributable to Landlord's or Tenant's use or occupancy shall be the sole responsibility of such party.

         (b) Tenant shall also pay as additional rent the Tenant Share of Operating Expenses. The parties agree, however, that to the extent reasonably practicable, the parties shall operate their respective portions of the Premises independent of one another without shared facilities, services or costs. Operating Expenses shall be calculated as follows:

         By the first day of each October of the Term, Tenant shall deliver to Landlord such information as may be required by Landlord for the purpose of preparing the Annual Operating Budget. By the first day of each November of the Term, Landlord shall deliver to Tenant the proposed Annual Operating Budget for the Premises. Tenant shall have ten (10) days from delivery of the proposed Annual Operating Budget to object to any item(s) contained in the proposed Annual Operating Budget. Landlord shall have ten (10) days from delivery of Tenant's objections to accept or reject such objections. If Landlord shall reject such objections, the Committee shall meet and agree upon the Annual Operating Budget for the Premises within ten (10) days of Landlord's rejection. If the Committee is unable to resolve such issue within such time period, the matter shall be sub-

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mitted to the General Counsel of each of Landlord and Tenant as provided in paragraph 20 hereof.

         On the last day of July and the last day of January of each calendar year of the Term, the Committee shall review the actual Operating Expenses incurred at the Premises, including any Operating Expense(s) incurred in the immediately preceding six (6) month period which was not included in the Annual Operating Budget. If Tenant paid more than the Tenant Share of the actual Operating Expenses of the Premises or the Base Rent for each such six month period, Landlord shall refund such difference to Tenant within ten (10) days. However, if the Tenant Share of actual Operating Expenses of the Premises or Base Rent exceeds the amount Tenant paid to Landlord pursuant to the Annual Operating Budget, Tenant shall pay to Landlord such difference within ten (10) days. Landlord and Tenant agree that the percentage square footage allocations are as set forth on Exhibit C attached hereto.

         (c) The Rent shall be payable in advance on the first day of each month commencing as of October 1, 1997, at the office of Landlord or such other place as Landlord may designate, without any set-off, offset, abatement or deduction whatsoever, except as otherwise specifically provided herein. Landlord shall submit the entire rent due under the Prime Lease to the Prime Landlord. If Tenant fails to deliver the Rent on the first of each month of the Term, Landlord shall advance the Rent to Prime Landlord, but Tenant shall be liable for interest on the Rent due from the date advanced by Landlord until the date reimbursement is made to Landlord by Tenant at the lesser of the highest rate permitted by law or the rate of eighteen percent (18%) per annum.

         (d) With respect to the Rent due to Landlord for the Partial Year, Landlord and Tenant hereby agree that the monthly Base Rent due is $_____ and that the monthly Tenant Share of the Operating Expenses is $_____. On or prior to January 15, 1998, the Committee shall review the actual Operating Expenses incurred at the Premises for the period commencing on the date hereof to December 31, 1997. If Tenant paid more than the Tenant Share of the actual Operating Expenses of the Premises for the Partial Year, Landlord shall refund such difference to Tenant within ten (10) days. Howev-

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er, if the Tenant Share of actual Operating Expenses of the Premises for the
Partial Year exceeds the amount Tenant paid to Landlord pursuant to this paragraph 5(d), Tenant shall pay to Landlord such difference within ten (10) days.

         (e) With respect to any partial month during the Term, the monthly Rent and any other sums due under this Agreement attributable to such partial month shall be prorated according to the number of days in such month which are included in the Term and Tenant shall be obligated to pay such prorated rent and other sums due within three (3) days after the Commencement Date, in the case of the first partial month of the Term or at the time such payment is otherwise due with respect to a partial month at the end of the Term.

         6. No Landlord Obligations. Landlord has made no representations or warranties whatsoever with respect to the Premises, other than those expressly set forth in this Agreement. The Subleased Premises shall be delivered to Tenant "as-is" and Landlord shall have no obligation to perform any work in the Premises, or provide any work allowances or tenant funds to prepare the Subleased Premises for Tenant's use. Without limiting the generality of the foregoing, Tenant acknowledges that Landlord shall not be required to erect demising walls around the Subleased Premises. Tenant acknowledges that Tenant is Landlord's predecessor-in-interest to the Prime Lease, and as such, has made its own independent investigations and inquiries as it has deemed appropriate with respect to the nature and status of the leasehold estate created by and the premises demised under the Prime Lease and the title thereto, and that in making its decision to enter into this Sublease Tenant is not relying upon nor has Landlord made any representations or warranties with respect to any such matters.

         7. Holding Over. Tenant hereby agrees that time shall be of the essence with respect to its obligation to vacate and surrender possession of the Subleased Premises upon the expiration of the term of this Agreement. In the event that Tenant shall fail to vacate and surrender possession of the Subleased Premises in accordance herewith, Tenant shall pay to Landlord an amount equal to twice the Rent for each month or portion thereof, after the expiration or termination of the term of

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this Agreement during which Tenant fails to vacate or surrender possession of the Subleased Premises; provided however, that nothing herein contained shall be deemed to permit Tenant to continue to remain in possession of the Subleased Premises beyond the expiration or termination of the term of this Agreement.

         8. End of Term. On the expiration of this Agreement, the Tenant shall quit and surrender to Landlord the Subleased Premises, broom clean, in the same order and condition which existed on the commencement date of this Agreement, normal wear and tear and damage by casualty not caused by the Tenant or its employees, agents, invitees, licensees excepted, free of all of Tenant's personal property. The provisions of this Paragraph 8 shall survive the expiration or earlier termination of this Agreement.

         9. Assumption Agreement and Covenants.

         (a) Tenant hereby agrees to be bound by and comply with all of the provisions of the Prime Lease which are to be observed or performed during the Term hereof by Landlord as tenant thereunder. All provisions contained in the Prime Lease, are expressly agreed to and shall be binding upon Tenant herein as though Tenant were the tenant thereunder.

         (b) If for any reason other than Landlord's default under the Prime Lease, the Prime Lease terminates prior to the expiration or any earlier termination of the Term of this Agreement, Tenant shall not have any claim whatsoever against Landlord arising or resulting from such termination of the Prime Lease.

         (c) In the event of cancellation or termination of the Prime Lease prior to the expiration thereof or any extensions or renewals thereof, or in the event of the surrender thereof, whether voluntary, involuntary or by operation of law, prior to the expiration of the Term of this Agreement, if requested by the Prime Landlord under the Prime Lease, Tenant shall make full and complete attornment to the Prime Landlord for the balance of the Term of this Agreement, upon the same covenants and conditions as are contained in this Agreement so as to establish direct privity of estate and contract between the Prime Landlord and the Tenant and

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with the same force and effect as though this Agreement were originally made directly from the Prime Landlord to Tenant. Tenant shall make all rent payments thereafter directly to the Prime Landlord. Notwithstanding the foregoing, in lieu of any voluntary surrender, cancellation or termination of the Prime Lease by Landlord prior to the expiration of the term thereof, Landlord agrees, subject to receipt of the Prime Landlord's consent if required, to assign to Tenant all of its right, title and interest in, to and under the Prime Lease, without recourse, representation or warranty, and Tenant agrees that Tenant shall, upon ten (10) days written notice from Landlord, accept such assignment and assume, and indemnify and save Landlord from and against any claims with respect to, the obligations and liabilities of the Tenant under the Prime Lease arising on and after the date of such assignment.

                  (d) To the extent the provisions of the Prime Lease do not conflict with specific provisions herein contained, such provisions are hereby incorporated into this Agreement as fully as if completely rewritten herein, and Tenant agrees to be bound to Landlord by all of the terms of the Prime Lease, and to assume and perform all of the obligations and responsibilities that Landlord has under the Prime Lease with respect to the Subleased Premises. The relationship between Landlord and Tenant hereunder shall be the same as that between Prime Landlord and Landlord under the Prime Lease.

                  (e) TENANT FURTHER AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD FROM AND AGAINST ANY AND ALL CLAIMS OR LIABILITIES THAT MAY BE ASSESSED AGAINST LANDLORD WITH RESPECT TO THE PRIME LEASE FOR THE SUBLEASED PREMISES OR TENANT'S ACCESS TO AND USE OF THE SUBLEASED PREMISES DURING THE TERM.

         10. Right of Entry. Landlord or its authorized agents shall have the right to enter the Subleased Premises at any time (a) in the case of an emergency, or (b) to (i) inspect the Subleased Premises, (ii) show the Subleased Premises to prospective tenants, purchasers or lenders and (iii) make repairs or other alterations and additions thereto or to any other portion of the Premises. In the case of clause (b) hereof, Landlord and its authorized agents shall have the right to enter only during normal business hours.


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         11. Alterations, Additions and Improvements.

                  (a) Tenant shall not make any alterations or improvements to the Subleased Premises without the prior written consent of Prime Landlord, if so required under the Prime Lease. Tenant shall make no electrical installations, alterations, additions or changes to electrical equipment or appliances without the prior written consent of Prime Landlord in each instance, if so required under the Prime Lease.

                  (b) Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Premises. Tenant's use of electric current shall not exceed the capacity of existing feeders to the Premises or the risers or wiring installations serving the Subleased Premises and Tenant shall not use any electrical equipment which, in Landlord's sole reasonable judgment, will overload such installations or interfere with the use thereof by other tenants of the Premises.

         12. Insurance.

                  (a) Tenant understands that Landlord will not carry insurance of any kind on Tenant's personal property and that Tenant shall be obligated to repair any damage thereto or replace same.

                  (b) Tenant shall throughout the Term hereof, at its own expense, provide or cause to be provided and kept in force, commercial general liability insurance against claims of personal injury or death and property damage caused by an occurrence upon, in or about the Subleased Premises, which shall afford protection to limits of not less than the amount of $3,000,000 in respect of personal injury or death to any one person and in respect of injury of death to any number of persons arising out of any one accident, and against property damage in respect of any instance of property damage. Tenant shall include Landlord and Prime Landlord as additional insureds under its liability insurance policies. All policies of insurance maintained by Tenant hereunder shall include a waiver by the insurer of all rights of subrogation against Landlord and Prime Landlord in connection with any loss, damage or claims

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thereby insured against and shall require at least thirty (30) days advance notice to Landlord and Prime Landlord before any termination or cancellation of such insurance will be effective. Tenant shall furnish to Landlord as reasonably requested, certificates of insurance evidencing the existence of insurance as required by this paragraph. All such policies shall be issued by companies of recognized responsibility licensed to do business in the state in which the Premises are located.

                  (c) If Tenant shall request copies of any insurance policies carried by Landlord affecting the Premises and/or the Subleased Premises, Landlord shall supply Tenant with such copies within ten (10) business days.

         13. Indemnity. Tenant shall indemnify and hold Landlord harmless from and against all claims, liability, costs and expense (including reasonable attorneys' fees and disbursements) arising out of or in connection with (i) Tenant's use or occupancy of the Subleased Premises, (ii) any accident, injury or damage occurring in or about the Subleased Premises during the Term of this Agreement, and not caused by the negligence of Landlord, its agents, servants, contractors or employees and (iii) any breach, violation or non-performance by Tenant of any term, condition or provision of this Agreement. The provisions of this paragraph 13 shall survive the expiration or earlier termination of this Agreement.

         14. Environmental Covenant. Tenant shall not use the Premises for any activity that would violate any environmental law or regulation of any governmental body or agency having jurisdiction over the Subleased Premises (collectively, "Environmental Laws"). Specifically, other than small quantities of cleaning and janitorial supplies used in the ordinary course of business, in accordance with industry standards and in compliance with all Environmental Laws, Tenant shall not knowingly bring on the Premises any solid waste, petroleum, petroleum products, hydrocarbons, "hazardous substances", "hazardous materials", or "toxic substances", as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, and the Resources Conservation and Recovery Act, each as amended.

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         15. Licenses and/or Permits. Tenant shall obtain, at Tenant's sole cost and expenses, all necessary certificates, licenses or permits to occupy and do business in the Premises, which may be required with respect to Tenant by any governmental authority.

         16. Notices. All notices and other communication to be given hereunder shall be given in writing and shall be sent by courier, or postage prepaid, certified or registered mail, return receipt requested, addressed to the applicable party at the Premises. All notices delivered in accordance with the terms hereunder shall be deemed to be delivered on the earlier of actual receipt or three (3) business days following the postmark date thereof. The attorney for each party hereto shall have the right to deliver any notices on behalf of its client.

         17. Compliance with Law. Tenant, at its sole cost and expense, shall comply with all laws and governmental regulations applicable to the Subleased Premises, except to the extent that any such laws or governmental regulations require structural alterations or improvements to the Subleased Premises or the Premises. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with any insurance policies covering the Premises and fixtures and property therein; and shall not do, or permit anything to be done in or upon the Premises, or bring or keep anything therein which shall increase the rate of fire insurance on the Premises or on property located therein.

         18. Default.

                  (a) Each of the following events shall be an "Event of Default" hereunder:

                           (1) failure or refusal of Tenant to make timely
payment of any sum, including Rent, due and payable under this Agreement within five (5) days after the same shall become due and payable;

                           (2) if Tenant shall generally not, or shall be
unable to, or shall admit in writing its inability to, pay its debts as they become due;


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                           (3) if Tenant shall commence or institute any case,
proceeding or other action (A) seeking relief on its behalf as debtor or to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property;

                           (4) if Tenant shall make a general assignment for
the benefit of creditors;

                           (5) if any case, proceeding or other action shall be
commenced or instituted against Tenant (A) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to debtors or (B) seeking appointment of a receiver trustee, custodian or other similar official for it or for all or any substantial part of its property, which either (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance of entry of any other order having a similar effect or (ii) remains undismissed for a period of thirty (30) days;

                           (6) if any case proceeding or other action shall be
commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof;

                           (7) if Tenant shall take any action in furtherance
of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (2), (3), (4), (5) or (6) above;

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                           (8) if a trustee, receiver or other custodian is
appointed for any substantial part of the assets of Tenant which appointment is not vacated or effectively stayed within seven (7) business days;

                           (9) if Tenant shall default in the observance or
performance of any term, covenant or condition of this Agreement on Tenant's part to be observed or performed and Tenant shall fail to remedy such default within ten (10) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of ten (10) days and Tenant shall not commence within said period of ten (10) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default; or

                           (10) failure or refusal by Tenant to perform or
comply with any of the agreements, terms, covenants or conditions provided in the Prime Lease.

                  (b) Upon the expiration or earlier termination of this Agreement, Landlord may reenter the Subleased Premises with or without process of law using such force as may be reasonably necessary and remove all persons and property therefrom, and Landlord shall not be liable for damages or otherwise by reason of reentry or termination of the terms of this Agreement. Notwithstanding such termination by Landlord, the liability of Tenant for the rents and charges provided for herein shall not be relinquished, diminished, or extinguished for the balance of the term of this Agreement. It is further understood that Tenant will pay in addition to the rent and other sums agreed to be paid hereunder, all of the reasonable costs and expenses (including attorneys' fees) in enforcement of the terms of this Agreement and collection of all amounts due hereunder.

                  (c) In the event of any Event of Default by Tenant under the terms, provisions, conditions or covenants of the Prime Lease or this Agreement, Landlord may, subject to the terms of the Prime Lease, immediately or at any time thereafter take repossession of the Subleased Premises and cure such breach for the account and at the expense of Tenant. In addition to the foregoing, upon the occurrence of an Event of Default, Landlord shall be entitled to: (i) all of the rights and

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remedies reserved by or granted to Prime Landlord in the Prime Lease after an
Event of Default; (ii) cure such Event of Default in which event Tenant shall reimburse Landlord on demand for all costs and expenses reasonably expended or incurred by Landlord in curing such default together with interest thereon from the date that such costs or expenses were expended or incurred by Landlord until the date that reimbursement is made to Landlord by Tenant at the lesser of the highest rate permitted by law or the rate of eighteen percent (18%) per annum; (iii) exercise any and all rights and remedies provided by law; and/or
(iv) immediately terminate this Agreement. If Landlord at any time by reason of Tenant's default is compelled or elects (i) to pay any sum of money, or (ii) to do any act which will require the payment of any sum of money, or (iii) to incur any expense, including reasonable attorneys' fees, in instituting or prosecuting any action or proceeding to enforce Landlord's rights hereunder, the sum or sums so paid by Landlord with interest thereon at the lesser of the highest rate permitted by law or the rate of eighteen percent (18%) per annum, from the date of payment thereof shall be deemed to be additional rent hereunder and shall be due from Tenant to Landlord on the first day of the month following the payment of such respective sums or expenses.

                  (d) All rights and remedies of Landlord herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law or the Prime Lease and said rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises.

         19. General.

                  (a) Paragraph Headings. The article and/or paragraph headings in this Agreement are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Agreement or any of its provisions.

                  (b) Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, there shall be deemed to be made such minimal changes as are necessary to make it valid and

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enforceable, and the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

                  (c) Assignment and Subletting. Tenant may not assign Tenant's rights under this Agreement or sublet all or portions of the Subleased Premises without obtaining Prime Landlord's, when necessary, and Landlord's prior written consent to each such assignment or subletting, which consent may be unreasonably withheld by such parties. Any assignment or subletting shall be expressly subject to all the terms and conditions of the Prime Lease and this Agreement. No assignment or subletting shall relieve or release Tenant from Tenant's duties, obligations and liabilities under this Agreement. Tenant shall not assign Tenant's rights hereunder without first obtaining and delivering to Landlord a written agreement from each such assignee whereby each such assignee agrees to be bound by the terms and conditions of this Agreement. No such assignment or subletting shall constitute a novation. In the event of the occurrence of an Event of Default while the Subleased Premises are assigned or sublet, Landlord, in addition to any other remedies provided herein or by law, may, at Landlord's option, collect directly from such assignee or subtenant all payments becoming due under such assignment or subletting and apply such payments against any sums due to Landlord hereunder. No direct collection by Landlord from any such assignee or sublessee shall relieve or release Tenant from the payment or performance of Tenant's duties and obligations hereunder.

                  (d) Successors and Assigns. Subject to the foregoing restrictions on subletting and assignment, this Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (e) Complete Agreement and Amendment. This Agreement sets forth the complete agreement between Landlord and Tenant with respect to the subject matter hereof, and this Agreement may not be terminated, amended or modified in any respect except by agreement in writing executed by both Landlord and Tenant.


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



                  (f) Survival. All duties and obligations of Tenant under this Agreement which are unpaid or unperformed shall survive the expiration or any earlier termination of the Term of this Agreement until paid or performed.

                  (g) Jurisdiction and Venue. This Agreement shall be construed and governed in accordance with the laws of the State in which the Subleased Premises are located. Additionally, the parties submit to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in Nassau County, New York and appellate courts from any thereof, and waive any objection to the laying of venue of any proceeding sought in any such court.

                  (h) Non-Waiver. Failure on the part of a party hereto in any one or more instances to enforce any of its rights which arise in connection with this Agreement, or to insist upon the strict performance of any of the terms, conditions or covenants of this Agreement, shall not be construed as a waiver or relinquishment for the future of any such rights, terms, conditions or covenants. No waiver of any condition of this Agreement shall be valid unless it is in writing, and executed by the party against whom such waiver is sought to be enforced.

                  (i) Subordinate to Prime Lease. This Agreement is subject and subordinate to all of the terms, covenants and conditions of the Prime Lease and to all of the rights of Landlord under the Prime Lease and to any existing subleases of the Premises; provided, however, if there is any conflict between the terms, covenants and conditions contained in the Prime Lease and this Agreement, the terms, covenants and conditions contained in this Agreement shall control as between Landlord and Tenant.

                  (j) Time of the Essence. Time shall be of the essence for all purposes under this Agreement.

                  (k) Multiple Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original, and all of which together shall constitute but one and the same agreement.

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




         20. Committee Findings. Any findings of the Committee for which it has been authorized to determine pursuant to paragraph 5 of this Agreement, including but not limited to, the Annual Operating Budget, the Subleased Premises, and Tenant Share, shall be binding upon Landlord and Tenant, absent manifest error. If the Committee is unable to agree upon the terms of any issue under its review, or it disagrees as to the interpretation of such terms, either member of the Committee may submit a notice of disagreement to the General Counsel of each of Tenant and Landlord. Within ten (10) days of Landlord's and Tenant's receipt of such notice, a senior officer from each of Landlord and Tenant shall meet to resolve the issues that the Committee was unable to agree upon. If such senior officers are unable to resolve the issues within thirty (30) days, the matter shall be submitted to binding arbitration, as provided below.

         21. Binding Arbitration.

                  (a) Any dispute arising from this Agreement is to be resolved pursuant to arbitration, to be conducted in Nassau County, New York, in accordance with the provisions of this Section, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

                  (b) The party hereto desiring to arbitrate a dispute pursuant to this Section shall give notice (a "Dispute Notice") to that effect to the other party. Within five (5) days after such Dispute Notice has been delivered, Landlord and Tenant shall each designate one (1) arbiter and the two
(2) arbiters so chosen shall appoint a third arbiter (the "Arbiters") within two (2) days thereafter. Each Arbiter appointed shall be competent, qualified by training and experience and an individual having not less than ten (10) years experience relating to commercial real estate in the state of New York.

                  (c) The arbitration shall be conducted in accordance with the then prevailing commercial arbitration rules of the JAMS/Endispute Comprehensive Arbitration Rules and Procedure ("JAMS"), except that to the extent that the New York State Civil Practice and Law Rules, or any successor statute, imposes requirements different from JAMS in order for the decision of the Arbiters to be enforceable in the courts of the State of New York, such requirements shall be complied with in the arbitration. Within ten (10) days after the Dispute Notice has been delivered, both parties shall make whatever presentations they wish to the Arbiters. Immediately thereafter, the Arbiters shall attempt to cause Landlord and Tenant to agree on a resolution to the dispute and failing that, the Arbiters shall immediately make their decision. The Arbiters' decision may be made orally provided the Arbiters confirm such decision in writing within two
(2) business days thereafter. Copies of the Arbiters' decision shall be sent to Landlord and to Tenant and shall be binding on both. Any costs incurred by or payable to the Arbiters in any such proceeding shall be shared equally by Landlord and Tenant unless otherwise provided herein or otherwise agreed, and each party shall bear the costs of its own attorneys and other experts. The Arbiters shall have no power to vary or modify any of the provisions of this Agreement, and its powers and jurisdiction are hereby limited accordingly. During the consideration of any issue by the Arbiters pursuant to this Section, Landlord and Tenant shall observe and perform each and every one of its obligations hereunder, including, without limitation, the obligation to pay timely all Rent, including but not limited to Base Rent and the Tenant Share of Operating Expenses, that may be or become due or payable hereunder.

                  IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.


                                   LANDLORD:

                                   WIZCOM INTERNATIONAL, LTD., a Dela-
                                   ware corporation


                                   By:      ___________________________
                                            Name:
                                            Title:




                                    TENANT:

                                    AVIS RENT A CAR SYSTEM, INC., a
                                    Delaware corporation


                                    By:      ______________________________
                                             Name:
                                             Title:

                                   EXHIBIT A


                          Description of the Premises

                                   EXHIBIT B


                     Description of the Subleased Premises

                                   EXHIBIT C

                     Square Footage Percentage Allocations


 Landlord or Other Subtenants of Landlord                           77.62%

 Tenant                                                             22.38%

 Tenant Share                                                       22.38%






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



                                   EXHIBIT D


                       Tenant's Exclusive Parking Spaces








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